UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014 (May 27, 2014)

PetroLogistics LP
(Exact name of registrant as specified in its charter)

Delaware	001-35529	45-2532754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 3250
Houston, TX 77002
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 255-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

 Merger Agreement

On May 27, 2014, PetroLogistics LP, a Delaware limited partnership (“MLP”), PetroLogistics GP LLC, a Delaware limited liability company and the general partner of MLP (“MLP GP” and, together with MLP, the “MLP Entities”), Propylene Holdings LLC, a Delaware limited liability company (“GP Holdings”), Flint Hills Resources, LLC, a Delaware limited liability company (“Parent”), and FHR Propylene, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement (the “Merger Agreement”) pursuant to which Merger Sub will, upon the terms and subject to the conditions thereof, merge with and into MLP (the “Merger”), with MLP surviving the Merger as a subsidiary of Parent, and GP Holdings will transfer to Parent (or one or more affiliates of Parent) 100% of the issued and outstanding membership interests in MLP GP, including all rights and obligations relating thereto and all economic and capital interest therein (the “GP Equity Transfer”).

Transaction Structure

Upon the Merger and GP Equity Transfer becoming effective (the “Effective Time”), by virtue of the Merger and without any action on the part of the MLP Entities, (a) each equity interest in MLP representing a fractional part of the equity interests of all limited partners of MLP (each such equity interest, a “Common Unit”), issued and outstanding and owned by holders, other than the Sponsors and the Founding Unitholders (each as defined below), of Common Units (the “Public Unitholders”) immediately prior to the Effective Time will be converted into the right to receive an amount in cash equal to $14.00 (the “Public Merger Consideration”), and (b) each Common Unit issued and outstanding and owned by (i) YSOF Propylene Investor LLC, York Special Opportunities Fund AIV II, L.P., York Special Opportunities Fund (PIV-A), L.P., YSOF (PIV-B) SUB II, LLC, LG Propylene LLC, Lindsay Goldberg & Bessemer II AIV L.P., Lindsay Goldberg & Bessemer II-A AIV L.P., Lindsay Goldberg & Bessemer II-A NNAIV L.P., Lindsay Goldberg & Bessemer II PIV AIV L.P., Lindsay Goldberg & Bessemer II-BT AIV L.P., Lindsay Goldberg Co-Investment II AIV L.P., Lindsay Goldberg Employee Co-Investment II, L.P., and Dean Ventures X, L.L.C. (collectively, the “Sponsors”), and (ii) David Lumpkins, Nathan Ticatch, and a related family partnership and family trust (collectively, the “Founding Unitholders” and, together with the Sponsors and the Public Unitholders, the “Unitholders”) immediately prior to the Effective Time will be converted into the right to receive an amount in cash equal to $12.00 (the “Sponsor Merger Consideration”), in each case, upon the terms and subject to the conditions set forth in the Merger Agreement.  The Public Unitholders, Sponsors and Founding Unitholders are also expected to receive a one-time cash distribution declared and made in accordance with the provisions of the Merger Agreement in connection with, and conditioned upon, the closing of the Merger (the “Merger Related Distribution”).  No additional consideration will be delivered in exchange for the GP Equity Transfer.

The membership interests in Merger Sub that are issued and outstanding immediately prior to the Effective Time will be converted into 100% of the limited partner interests in MLP, as the surviving entity.  Any Common Units that are issued and outstanding and owned by MLP, any of MLP’s subsidiaries, Parent or any affiliate of Parent will be automatically cancelled and will cease to exist, and no consideration will be delivered in exchange for such cancelled Common Units.  The interest of MLP GP in MLP (in its capacity as general partner of MLP) that is issued and outstanding immediately prior to the Effective Time (the “General Partner Interest”) will be unaffected by the Merger and will remain outstanding, such that, upon the GP Equity Transfer, the General Partner Interest will be owned, directly or indirectly, by Parent (or one or more of affiliates of Parent).

The Merger Agreement provides that with respect to phantom units granted pursuant to the PetroLogistics Long Term Incentive Plan, adopted May 4, 2012 (“Phantom Units”), each Phantom Unit outstanding as of immediately prior to the Effective Time, whether or not vested, shall (i) be canceled and converted into the right to receive from Parent (through MLP GP) an amount of cash equal to the Public Merger Consideration plus the Merger Related Distribution for each Phantom Unit that is issued and outstanding (the “Phantom Unit Consideration”), (ii) no longer be outstanding, and (iii) cease to exist, upon the terms and subject to the conditions set forth in the Merger Agreement.  Following the Effective Time, Parent will cause MLP GP to pay the Phantom Unit Consideration to each holder of Phantom Units that delivers an acknowledgement in the form attached to the Merger Agreement as Exhibit F, in full satisfaction of all rights pertaining to the Phantom Units formerly outstanding.

The Merger Agreement provides that at the Effective Time, GP Holdings and Parent (or an affiliate of Parent designated by Parent) will each execute and deliver to the other a transfer agreement in the form attached to the Merger Agreement as Exhibit B, and MLP GP will register the GP Equity Transfer in its books and records and update its records to reflect Parent (or an affiliate of Parent designated by Parent, as applicable) as the registered owner of the GP Equity Interest.

No dissenters’ or appraisal rights are available, or will be available, with respect to the transactions contemplated by the Merger Agreement.

Window-Shop and Non-Solicit

The MLP Entities and GP Holdings have agreed that they, their subsidiaries and their respective officers, managers or directors (the “MLP Non-Solicit Parties”), among other things, (i) will not solicit, initiate, knowingly encourage or knowingly facilitate any discussions regarding, or the making or submission of, any proposal, request or offer that constitutes or could reasonably be expected to lead to, an alternative acquisition proposal for the acquisition of MLP, (ii) will not conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding alternative acquisition proposals for the acquisition of MLP, and (iii) will not furnish any non-public information or afford access to the books and records of the MLP Entities to any third party that is seeking to make, or has made, an alternative acquisition proposal. However, during the period from May 27, 2014 through 11:59 p.m. on July 6, 2014 (the “Unitholder Consent Period”), the MLP Non-Solicit Parties may provide information or access to the books and records of the MLP Entities and engage or participate in discussions or negotiations with third parties making unsolicited written bona fide acquisition proposals, as long as the MLP Entities have delivered notice of such bona fide acquisition proposal to Parent, such third parties have executed confidentiality and standstill agreements, the MLP Entities have disclosed to Parent the information to be provided, and MLP GP’s board of directors has determined in good faith, after consultation with outside advisors, that such proposal either constitutes or is reasonably likely to result in a superior proposal.

Prior to the end of the Unitholder Consent Period, MLP GP’s board of directors may withdraw its recommendation regarding the Merger if MLP GP’s board of directors determines that a bona fide alternative acquisition proposal constitutes a superior proposal or that an intervening event has occurred, and if MLP GP’s board of directors determines in good faith after consultation with its outside advisors that the Merger Agreement or the transactions contemplated thereby are not in the best interests of the Unitholders, subject to customary matching rights in favor of Parent.

Conditions to the Merger

The consummation of the Merger and the GP Equity Transfer is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the accuracy or waiver of the parties’ representations and warranties, and (iv) the performance of the parties’ obligations under the Merger Agreement.  Additionally, the consummation of the Merger and the GP Equity Transfer is subject to, among other things, a requirement that MLP’s facility perform at a certain level of production for a period of four days prior to the Effective Time, and to MLP’s receipt of a legal opinion regarding certain tax matters.  The Sponsors and Founding Unitholders have approved the Merger and the Merger Agreement.

Other Terms of the Merger Agreement

The Merger Agreement contains certain negotiated representations, warranties and covenants.  The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of the MLP Entities and GP Holdings to conduct their businesses in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of Parent.

The Merger Agreement contains certain termination rights for both MLP and Parent including, among others, (i) by mutual agreement of Parent and MLP, (ii) by either MLP or Parent, in the event that a court issues a final, non-appealable order or injunction prohibiting the Merger, or in the event that the Merger has not been consummated on or before November 27, 2014, subject to extension to May 27, 2015, in certain circumstances specified in the Merger Agreement (the “Outside Date”), (iii) by MLP, in the event the board of directors of MLP GP has withdrawn its recommendation that the limited partners of MLP approve the Merger and Merger Agreement, and (iv) by Parent, in the event that an MLP Entity or GP Holdings has breached the non-solicit obligations under the Merger Agreement or the MLP GP board of directors withdraws its recommendation that the limited partners of MLP approve the Merger and Merger Agreement.  Upon termination of the Merger Agreement under specific circumstances, MLP will be required to pay Parent a termination fee of $57,000,000 (the “MLP Termination Fee”).  If the Merger Agreement is terminated due to the passing of the Outside Date or upon a breach of MLP’s covenants (other than MLP’s non-solicitation obligations) under the Merger Agreement, and MLP enters into an alternative acquisition within 12 months of such termination, the MLP Termination Fee is payable.  The MLP Termination Fee is also payable in the event, among other things, that Parent terminates the Merger Agreement due to MLP’s breach of the non-solicit provisions in the Merger Agreement, excluding breaches that are de minimis in nature and do not adversely affect Parent or the transactions contemplated by the Merger Agreement, or if the MLP GP board of directors withdraws its recommendation that the limited partners of MLP approve the Merger and the Merger Agreement.  The Merger Agreement also provides that Parent will be required to pay a termination fee to MLP of $57,000,000 if the Merger Agreement is terminated under certain circumstances.

The foregoing description of the Merger, the GP Equity Transfer and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety.  The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Letter provided by the MLP Entities to Parent in connection with the signing of the Merger Agreement. The Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the MLP Entities and Parent rather than for establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the MLP Entities or Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, Parent has agreed to make, or cause one of its affiliates to make certain payments to MLP employees (including certain named executive officers) upon a termination of employment (1) by Parent without cause, (2) by the employee for good reason or (3) in the case of certain of MLP’s named executive officers, upon their resignation, in any case, if such termination occurs during the period commencing on the closing date of the Merger and ending on the 12 month anniversary of the closing date (subject to the execution and non-revocation by such employee of a release).

While the MLP’s co-principal executive officers, David Lumpkins and Nathan Ticatch, are not eligible to receive payments from Parent as described above, MLP’s other named executive officers are entitled to payment in the event of the termination of their employment as contemplated by the Merger Agreement.  Such named executive officers will be entitled to receive a lump sum payment in an amount equal to: (1) up to 52 weeks of base salary; plus (2) any vacation that has been earned but remains unused as of such executive’s termination date; plus (3) a portion of the premiums for continuation of health insurance coverage under COBRA for up to 52 weeks; plus (4) a pro rata portion of the executive’s annual target bonus as of the closing date; plus (5) any earned but unpaid annual bonus for the most recently completed calendar year prior to the date of termination.  It is contemplated that Sharon Spurlin (Senior Vice President and Chief Financial Officer) and Richard Rice (Senior Vice President, General Counsel and Corporate Secretary) will resign effective as of the date following the closing of the Merger.  Upon their resignation, they will receive the payments as described above.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 27, 2014, the Sponsors and the Founding Unitholders, being collectively the holders of approximately 73% of the issued and outstanding Common Units at such time, executed a written consent approving the Merger Agreement and the Merger. The written consent will terminate if the Merger Agreement is terminated in accordance with its terms.  No further Unitholder approval is required to adopt the Merger Agreement or approve the Merger.  MLP will file with the SEC as promptly as reasonably practicable, and mail to its stockholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.  For additional information regarding the Merger Agreement and the Merger, see Item 1.01.  For information regarding support agreements that have been executed and delivered by the Sponsors and the Founding Unitholders in connection with the transactions contemplated by the Merger Agreement, see Item 8.01.

Item 7.01.	Regulation FD Disclosure.

On May 28, 2014, MLP and Parent issued a joint press release announcing their entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On May 27, 2014, the Sponsors entered into support agreements with Parent and Merger Sub.  Under the support agreements, the Sponsors have agreed to give the consent described above and to vote their Common Units in favor of the Merger and the Merger Agreement and have granted to Parent the authority to vote their Common Units.  Furthermore, the Sponsors have agreed not to dispose of their Common Units unless certain conditions specified in the support agreements are satisfied.  In addition, the Sponsors agreed that, in certain cases where MLP is obligated to pay the MLP Termination Fee, Parent may also be entitled to a fee from the Sponsors of up to $50,000,000 if an alternative acquisition proposal is consummated.

On May 27, 2014, the Founding Unitholders also entered into support agreements with Parent and Merger Sub that are substantially similar to the support agreements between Sponsors and Parent, but the Founding Unitholders are not obligated to pay any fee if an alternative acquisition proposal is consummated.

The foregoing description of the support agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the support agreements, copies of which are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5 and are incorporated into this report by reference in their entireties.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements.  Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our cash distributions, our expected capital expenditures and the impact of such expenditures on our performance.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements including, but not limited to, those set forth under Part I, Item 1A, under the heading “Risk Factors” in our in our annual report on Form 10-K as filed with the SEC on March 7, 2014.

Among other risks and uncertainties, there can be no guarantee that the proposed transaction will be completed, or if it is completed, the time frame in which it will be completed.  The proposed transaction is subject to the satisfaction of certain conditions contained in the Merger Agreement.  Pursuing the proposed transaction could disrupt certain of PetroLogistics’ current plans, operations, business, and employee relationships.

You should not place undue reliance on our forward-looking statements, including statements made regarding the proposed transaction and the expected timetable for completing the proposed transaction.  Although forward-looking statements reflect our good faith beliefs, forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.   The forward-looking statements made herein are made only as of the date of this report.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed Merger involving MLP and Merger Sub. MLP will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger. When completed, a definitive information statement will be mailed to MLP’s stockholders. MLP may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov; MLP’s website, http://www.petrologistics.com; or from MLP by directing a request by mail or telephone to 600 Travis Street, Suite 3250 Houston, TX 77002, Attention: Investor Relations, (855) 840-7140.  None of the information or documents available on MLP’s website are incorporated by reference in this communication.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

2.1*
Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014, by and among PetroLogistics LP, PetroLogistics GP LLC, Propylene Holdings LLC, Flint Hills Resources, LLC, and FHR Propylene, LLC.

99.1	Joint Press Release, issued May 28, 2014, by Flint Hills Resources, LLC and PetroLogistics LP.

99.2*
Support Agreement, dated as of May 27, 2014, by and among Flint Hills Resources, LLC, FHR Propylene, LLC, YSOF Propylene Investor LLC, York Special Opportunities Fund AIV II, L.P., York Special Opportunities Fund (PIV-A), L.P., YSOF (PIV-B) SUB II, LLC and LG Propylene LLC.

99.3*
Support Agreement, dated as of May 27, 2014, by and among Flint Hills Resources, LLC, FHR Propylene, LLC, LG Propylene LLC, Lindsay Goldberg & Bessemer II AIV L.P., Lindsay Goldberg & Bessemer II-A AIV L.P., Lindsay Goldberg & Bessemer II-A NNAIV L.P., Lindsay Goldberg & Bessemer II PIV AIV L.P., Lindsay Goldberg & Bessemer II-BT AIV L.P., Lindsay Goldberg Co-Investment II AIV L.P., Lindsay Goldberg Employee Co-Investment II, L.P., and Dean Ventures X, L.L.C.

99.4*	Support Agreement, dated as of May 27, 2014, by and among Flint Hills Resources, LLC, FHR Propylene, LLC, David Lumpkins and DKLF, L.P.

99.5*
Support Agreement, dated as of May 27, 2014, by and among Flint Hills Resources, LLC, FHR Propylene, LLC, Nathan Ticatch and U.S. Trust Company of Delaware as Trustee of the Ticatch Family 2012 GST Trusts.

*	All schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014

PETROLOGISTICS LP

By:	PetroLogistics GP LLC, its general partner

By:	/s/ Richard Rice
Name: Richard Rice
Title: Senior Vice President, General Counsel, Corporate Secretary